Exhibit 99.1

Popular, Inc. Announces First Quarter Financial Results

  Net income of $85.0 million for the first quarter of 2016
  Stable net interest margin of 4.43%, compared to 4.42%, or 4.39% on an adjusted basis, in Q4 2015
  Credit Quality (excluding covered loans):
    Non-performing loans held-in-portfolio (NPLs) decreased by $2.3 million from Q4 2015; NPLs to loans ratio remained flat at 2.7% from Q4 2015;
    Net charge-offs (NCOs) at 0.76% of average loans held-in-portfolio vs. 1.48% in Q4 2015; NCOs decreased by $40.4 million quarter over quarter;

    Allowance for loan losses of $508.4 million vs. $502.9 million in Q4 2015; Allowance for loan losses to loans held-in-portfolio at 2.26% vs. 2.25% in Q4 2015;

    Allowance for loan losses to NPLs at 84.8% vs. 83.6% in Q4 2015.

  Common Equity Tier 1 ratio of 15.79% and Tangible Book Value per Share of $43.55 at March 31, 2016

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--April 25, 2016--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported net income of $85.0 million for the quarter ended March 31, 2016, compared to net income of $137.4 million and an adjusted net income of $98.3 million for the quarter ended December 31, 2015.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: “Despite the challenging conditions in Puerto Rico we delivered solid results for the quarter reflecting stability in our key revenue, expense and credit metrics. We are pleased that we have been able to maintain and strengthen our leadership position in Puerto Rico and remain encouraged by the continued growth of our U.S. franchise.”

Earnings Highlights

(Unaudited)	Quarters ended
(Dollars in thousands, except per share information)	31-Mar-16	31-Dec-15	31-Mar-15
Net interest income	$352,412	$352,500	$343,195
Provision for loan losses – non-covered loans	47,940	57,711	29,711
Provision (reversal of provision) for loan losses – covered loans [1]	(3,105)	820	10,324
Net interest income after provision for loan losses	307,577	293,969	303,160
FDIC loss share (expense) income	(3,146)	(4,359)	4,139
Other non-interest income	114,776	136,797	111,096
Operating expenses	301,943	305,808	312,342
Income from continuing operations before income tax	117,264	120,599	106,053
Income tax expense (benefit)	32,265	(16,827)	32,568
Income from continuing operations	84,999	137,426	73,485
Income from discontinued operations, net of tax	-	-	1,341
Net income	$84,999	$137,426	$74,826
Net income applicable to common stock	$84,068	$136,495	$73,896
Net income per common share from continuing operations - Basic	$0.81	$1.32	$0.71
Net income per common share from continuing operations - Diluted	$0.81	$1.32	$0.71
Net income per common share from discontinued operations - Basic	$-	$-	$0.01
Net income per common share from discontinued operations - Diluted	$-	$-	$0.01

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreement.

Adjusted results – Non GAAP

The Corporation prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Corporation’s results on a reported basis, management monitors the performance of the Corporation on an “adjusted basis” and excludes the impact of certain transactions on the results of its operations. Management believes that the “adjusted basis” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “adjusted basis” is a non-GAAP financial measure.

The following tables reflect the results of operations for the first quarter of 2016 compared to the results of the fourth quarter of 2015, with adjustments to exclude the impact of certain events during the fourth quarter of 2015. No adjustments are reflected for the first quarter of 2016 results.

	Quarters ended
(Unaudited)		Adjusted Results Non-GAAP
(In thousands)	31-Mar-16	31-Dec-15	Variance
Net interest income	$352,412	$350,548	$1,864
Provision for loan losses – non-covered loans	47,940	46,795	1,145
Provision (reversal) for loan losses – covered loans [1]	(3,105)	820	(3,925)
Net interest income after provision for loan losses	307,577	302,933	4,644
Mortgage banking activities	10,551	22,597	(12,046)
FDIC loss-share expense	(3,146)	(4,359)	1,213
Other non-interest income	104,225	113,367	(9,142)
Total non-interest income	111,630	131,605	(19,975)
Personnel costs	127,091	119,221	7,870
Net occupancy expenses	20,430	20,616	(186)
Equipment expenses	14,548	16,035	(1,487)
Professional fees	75,459	77,854	(2,395)
Communications	6,320	6,759	(439)
Business promotion	11,110	15,162	(4,052)
Other real estate owned (OREO) expenses	9,141	9,997	(856)
Amortization of intangibles	3,114	3,150	(36)
Other operating expenses	34,730	36,638	(1,908)
Total operating expenses	301,943	305,432	(3,489)
Income before income tax	117,264	129,106	(11,842)
Income tax expense	32,265	30,802	1,463
Net income	$84,999	$98,304	$(13,305)

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss-sharing agreement.

	Quarter ended
(Unaudited)	31-Dec-15
(In thousands)	Actual Results (U.S. GAAP)	BPNA Reorganization [2]	Doral Transaction Remeasurement [3]	Bulk Loan Sale [4]	Impairment of Loans Under Proposed Portfolio Sale [5]	Reversal of DTA - U.S. Operations [6]	Adjusted Results (Non-GAAP)
Net interest income	$352,500	$-	$1,952	$-	$-	$-	$350,548
Provision for loan losses – non-covered loans	57,711	-	-	5,852	5,064	-	46,795
Provision for loan losses – covered loans [1]	820	-	-	-	-	-	820
Net interest income after provision for loan losses	293,969	-	1,952	(5,852)	(5,064)	-	302,933
Mortgage banking activities	23,430	-	833	-	-	-	22,597
FDIC loss-share expense	(4,359)	-	-	-	-	-	(4,359)
Other non-interest income	113,367	-	-	-	-	-	113,367
Total non-interest income	132,438	-	833	-	-	-	131,605
Personnel costs	119,221	-	-	-	-	-	119,221
Net occupancy expenses	20,616	-	-	-	-	-	20,616
Equipment expenses	16,035	-	-	-	-	-	16,035
Professional fees	77,854	-	-	-	-	-	77,854
Communications	6,759	-	-	-	-	-	6,759
Business promotion	15,162	-	-	-	-	-	15,162
Other real estate owned (OREO) expenses	9,997	-	-	-	-	-	9,997
Amortization of intangibles	2,522	-	(628)	-	-	-	3,150
Restructuring costs	1,004	1,004	-	-	-	-	-
Other operating expenses	36,638	-	-	-	-	-	36,638
Total operating expenses	305,808	1,004	(628)	-	-	-	305,432
Income before income tax	120,599	(1,004)	3,413	(5,852)	(5,064)	-	129,106
Income tax (benefit) expense	(16,827)	-	731	(2,282)	(1,975)	(44,103)	30,802
Net income	$137,426	$(1,004)	$2,682	$(3,570)	$(3,089)	$44,103	$98,304

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

[2] Represents restructuring charges associated with the reorganization of BPNA.

[3] Represents the impact of the fair value adjustments, identified during the remeasurement period as defined by U.S. GAAP, related to the Doral Bank transaction. The remeasurement adjustments impacted the fair value of the loan portfolio, deposit premium and the core deposit intangible, all of which were recorded against goodwill. During the fourth quarter of 2015, the related amortization of the loan discounts, deposit premium and the core deposit intangible were adjusted to reflect the balance as if the revised estimates of fair value were applied as of the Doral Bank transaction date.

[4] Represents the impact of a bulk sale of loans at the BPPR segment, which had a book value of approximately $34.4 million.

[5] Represents additional impairment based on the estimated fair value of loans in the Westernbank transaction, that the Corporation has the intent to sell and are subject to the ongoing arbitration with the FDIC.

[6] Represents the partial reversal of the valuation allowance of a portion of the deferred tax asset at the U.S. operations.

Net interest income

For the quarter ended March 31, 2016, the Corporation had net interest income of $352.4 million, compared to net interest income of $352.5 million, or $350.6 million on an adjusted basis, for the previous quarter. The net interest margin was 4.43% for the quarter, compared to 4.42%, or 4.39% on an adjusted basis for the previous quarter. Refer to the Adjusted Results – Non-GAAP section for additional information on the adjusted net interest income for the quarter ended December 31, 2015. The impact of having one less day in the quarter ended March 31, 2016 compared to the previous quarter lowered net interest income by approximately $2.5 million.

The increase of $1.8 million in the adjusted net interest income is mainly related to:

  Higher income from investment securities by $3.9 million, or 12 basis points, due mainly to higher volumes of mortgage backed securities, partially offset by lower volume of money market investments and trading securities, as part of the Corporation’s investment strategy.
  Higher income from commercial loans by $3.2 million, or 20 basis points, mainly due to higher yields at BPPR due to the impact of the change in the prime rate for variable rate loans and higher loan prepayment fees coupled with U.S. commercial and consumer loans portfolio growth. The impact in the interest income from commercial loans of one less day in the quarter is approximately $1.2 million.

These positive variances in net interest income were offset in part by:

  Lower income from Westernbank loans (“WB loans”) by $3.0 million, or 6 basis points, due mainly to lower balances as the portfolio continues its expected run-off.
  Higher interest expense on deposits by $1.5 million, or 3 basis points, principally due to higher balances and cost of time deposits mainly in the U.S. to fund loan growth and the re-pricing of individual retirement accounts at BPPR, partially offset by a lower volume of brokered CDs.

BPPR’s net interest income amounted to $305.4 million for the quarter ended March 31, 2016, compared to $305.1 million for the previous quarter. The adjusted net interest income for the previous quarter was $304.3 million. The increase of $1.1 million in the adjusted net interest income was mainly due to higher income on investment securities and higher yield on commercial loans, partially offset by lower income from covered loans and higher cost of deposits, as discussed above. The impact of having one less day in the quarter in P.R. is a lower net interest income of approximately $2 million. Net interest margin increased to 4.87% from 4.82% in the previous quarter, or 4.80% on an adjusted basis, mainly driven by higher yields on commercial loans as explained above. Earning assets in P.R. yielded 5.27% up from 5.20% in the last quarter of 2015 while the cost of interest bearing liabilities was relatively flat at 0.57% compared to 0.56% in the previous quarter.

BPNA’s net interest income was $62.3 million, compared to $62.9 million for the previous quarter. The adjusted net interest income for the previous quarter was $61.7 million. The increase of $0.6 million in the adjusted net interest income is mainly driven by higher volume from the commercial and consumer loan portfolios, partially offset by higher interest expense on deposits, as discussed above. Net interest margin was 3.70% compared to 3.86% for the previous quarter. The adjusted net interest margin for the previous quarter was 3.79%. The decrease of 9 basis points is related to a lower yield on construction loans and higher cost of deposits. U.S. earning assets yielded 4.36%, flat when compared to the previous quarter, while interest bearing liabilities increased by 8 basis points to 0.85%.

Non-interest income

Non-interest income was $111.6 million for the first quarter of 2016, a decrease of $20.8 million when compared with the fourth quarter of 2015. Excluding the impact of the transaction detailed in the Adjusted Results Non-GAAP tables above, non-interest income decreased by $20.0 million when compared to the fourth quarter of 2015, driven primarily by the following:

  Lower other service fees by $13.5 million mainly due to lower insurance fees by $11.0 million as a result of annual contingent insurance commission revenues recorded during fourth quarter of 2015, including approximately $3.7 million from the portfolio acquired from the Doral insurance agency. Refer to Table F for a breakdown of other service fees.
  Lower income from mortgage banking activities by $12.0 million due to higher unfavorable fair value adjustments on mortgage servicing rights by $6.4 million, lower net gain on sale of loans by $4.1 million mostly due to lower volume from mortgage securitization transactions, and higher trading account loss by $2.6 million from higher realized losses on closed derivative positions.

These decreases were partially offset by:

  Favorable variance in adjustments to indemnity reserves by $4.5 million mostly due to lower provision for loans previously sold with credit recourse due to lower estimated losses and a lower portfolio balance.
  Lower FDIC loss share expense by $1.2 million mainly due to lower recoveries on assets to be shared with the FDIC under the recovery period by $5.9 million, offset by an unfavorable change in the fair value of the true-up payment obligation.

Refer to Table B for further details.

Financial Impact of the 2010 FDIC-Assisted Transaction

(Unaudited)	Quarters ended
(In thousands)	31-Mar-16	31-Dec-15	31-Mar-15

Income Statement
Interest income on WB loans	$44,904	$47,870	$57,431
Total FDIC loss-share (expense) income	(3,146)	(4,359)	4,139
Provision (reversal) for loan losses- WB loans	(356)	7,817	10,324
Total revenues less provision (reversal) for loan losses	$42,114	$35,694	$51,246

Balance Sheet
WB loans	$2,071,191	$2,113,440	$2,520,535
FDIC loss-share asset	219,448	310,221	409,844
FDIC true-up payment obligation	120,188	119,745	125,140

See additional details on accounting for the 2010 FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses amounted to $301.9 million for the first quarter of 2016, a decline of $3.9 million when compared with the fourth quarter of 2015. Excluding the impact of the transactions detailed in the Adjusted Results Non-GAAP tables above, operating expenses decreased by $3.5 million compared to the fourth quarter of 2015, driven primarily by:

  Lower business promotion expenses by $4.1 million mainly at BPPR due to lower seasonal advertising expense and lower credit card rewards program expenses.
  Lower other operating expenses by $3.8 million mainly due to lower sundry losses from mortgage servicing activities at BPPR.
  Lower professional fees expense by $2.4 million mainly at BPPR due to lower legal, application processing, hosting and other technology related services expenses.
  Lower equipment expense by $1.5 million mainly due to lower software and maintenance expenses at BPPR.

These decreases were partially offset by:

  Higher personnel cost by $7.9 million mainly due to the grant of employee restricted stock and performance shares awards during the quarter, higher unemployment and social security tax, higher medical plan expense and higher pension cost due to changes in actuarial assumptions.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $13.6 million for the first quarter of 2016, compared with $14.4 million for the fourth quarter of 2015. The decrease was principally due to lower mortgage OREO write-downs at BPPR.

Full-time equivalent employees were 7,812 as of March 31, 2016, compared with 7,810 as of December 31, 2015.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended March 31, 2016, the Corporation recorded an income tax expense of $32.3 million, compared to a benefit of $16.8 million for the previous quarter. During the fourth quarter of 2015, the Corporation recorded a partial reversal of the valuation allowance on its deferred tax assets from the U.S. operations for approximately $44.1 million. On an adjusted basis, the income tax expense for the fourth quarter of 2015 was $30.8 million.

The effective income tax rate for the first quarter of 2016 was 28%, compared to 24% on an adjusted basis, for the previous quarter. The effective tax rate is impacted by the composition and source of the taxable income. For the first quarter 2016, after taking effect for the partial deferred tax asset valuation reversal recorded in 2015, the effective tax rate for the U.S. operations was approximately 47%.

Credit Quality

The Corporation continued to exhibit a stable credit performance despite a challenging operating environment in Puerto Rico. The Corporation continues to be attentive to changes in credit quality trends and is focused on taking measures to minimize risks. The U.S. operation continued to reflect strong credit quality with low level of charge-offs and non-performing loans.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $8.9 million quarter over quarter, mainly driven by a $10.5 million commercial borrower in the BPNA segment. In the BPPR segment, inflows decreased by $2.5 million driven by lower mortgage inflows of $6.5 million, offset by an increase of $3.9 million in the commercial NPL inflows.
  Non-performing loans held-in-portfolio decreased by $2.3 million from the fourth quarter of 2015, mainly driven by lower mortgage NPLs of $16.6 million, offset by higher commercial NPLs of $15.8 million. Mortgage NPLs decrease was mostly driven by improvements in the BPPR mortgage portfolio due to the improved collections efforts. This decrease was offset in part by an increase in commercial NPLs mainly driven by the abovementioned $10.5 million relationship at BPNA. At March 31, 2016, NPLs to total loans held-in-portfolio remained flat at 2.7% from December 31, 2015.
  Net charge-offs decreased by $40.4 million during the first quarter of 2016, as the prior quarter included $31.1 million in charge-offs related to commercial relationships that had been reserved in prior quarters. Excluding this impact, the $9.3 million reduction was mostly related to lower impairment on the Westernbank loans. The ratio of net charge-offs to average non-covered loans held-in-portfolio decreased to 0.76% on an annualized basis from 1.48% in the fourth quarter of 2015. Excluding the effect of commercial relationships reserved in prior quarters, the net charge-off ratio decreased to 0.76% from 0.93% in the prior quarter driven by lower commercial losses in the BPPR segment. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses increased by $5.5 million from the fourth quarter 2015 to $508.4 million. The general and specific reserves related to non-covered loans totaled $384.4 million and $124.0 million, respectively, at quarter-end, compared with $384.8 million and $118.1 million, respectively, as of December 31, 2015. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.26% in the first quarter of 2016, compared to 2.25% from the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 84.8%, compared to 83.6% in the previous quarter.
  The provision for loan losses for the first quarter of 2016 amounted to $47.9 million, decreasing by $9.8 million from the previous quarter. The provision for the fourth quarter of 2015 included $5.8 million provision impact related to the bulk sale of commercial loans and a $5.1 million impairment on the Westernbank loans that the Corporation has the intent to sell. Compared to an adjusted provision of $46.8 million in the fourth quarter of 2015, the provision for the first quarter remained stable, increasing slightly by $1.1 million. The provision to net charge-offs ratio was 112.9% compared to 69.6% in the fourth quarter of 2015. The fourth quarter included the previously mentioned $31.1 million in charge-offs of previously reserved commercial loans. Excluding this impact from the total net charge-offs base, the provision for the fourth quarter represented 90.3% of net charge-offs.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Mar-16	31-Dec-15	31-Mar-15
Total non-performing loans held-in-portfolio, excluding covered loans	$599,526	$601,799	$664,953
Non-performing loans held-for-sale	42,743	45,169	8,404
Other real estate owned (“OREO”), excluding covered OREO	165,960	155,231	128,170
Total non-performing assets, excluding covered assets	808,229	802,199	801,527
Covered loans and OREO	39,916	40,571	133,211
Total non-performing assets	$848,145	$842,770	$934,738
Net charge-offs for the quarter (excluding covered loans)	$42,448	$82,870	$35,886

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$22,507,737	$22,346,115	$21,012,930
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.66%	2.69%	3.16%
Allowance for loan losses to loans held-in-portfolio	2.26	2.25	2.46
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	84.80	83.57	77.63

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended
(In thousands)	31-Mar-16	31-Dec-15	31-Mar-15
Provision (reversal) for loan losses:
BPPR	$43,871	$55,635	$31,913
BPNA	4,069	2,076	(2,202)
Total provision for loan losses- non-covered loans	$47,940	$57,711	$29,711
Provision (reversal) for loan losses - covered loans	(3,105)	820	10,324
Total provision for loan losses	$44,835	$58,531	$40,035

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Mar-16	31-Dec-15	31-Mar-15
Provision for loan losses	$43,871	$55,635	$31,913
Net charge-offs	40,647	82,011	36,772
Total non-performing loans held-in-portfolio, excluding covered loans	561,612	574,834	638,017
Allowance / non-covered loans held-in-portfolio	2.70%	2.67%	2.92%

	Quarters ended
BPNA	31-Mar-16	31-Dec-15	31-Mar-15
Provision (reversal) for loan losses	$4,069	$2,076	$(2,202)
Net charge-offs (recoveries)	1,801	859	(886)
Total non-performing loans held-in-portfolio	37,914	26,965	26,936
Allowance / non-covered loans held-in-portfolio	0.71%	0.69%	0.72%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Mar-16	31-Dec-15	31-Mar-15
Money market, trading and investment securities	$8,901,814	$8,587,894	$8,254,845
Loans not covered under loss-sharing agreements with the FDIC	22,507,737	22,346,115	21,012,930
Loans covered under loss-sharing agreements with the FDIC	625,130	646,115	2,456,552
Total assets	36,147,009	35,761,733	35,615,447
Deposits	27,526,593	27,209,723	27,273,689
Borrowings	2,349,992	2,425,853	2,881,763
Liabilities from discontinued operations	1,815	1,815	1,930
Total liabilities	30,896,709	30,656,409	31,238,327
Stockholders’ equity	5,250,300	5,105,324	4,377,120

Total assets increased by $385.3 million from the fourth quarter of 2015 driven by:

  An increase of $313.9 million in money market, trading and investment securities mainly at BPPR by $362.7 million mostly due to purchases of mortgage-backed agency pools and U.S. Treasury securities, partially offset by a decrease at BPNA of $48.9 million mainly due to lower balances with the Federal Reserve Bank; and
  An increase of $161.6 million in non-covered loans held in portfolio mainly at BPNA by $206.8 million, driven by growth in the commercial and consumer loan portfolios, which includes consumer loan portfolio purchases of $85.7 million, partially offset by a decrease of $45.2 million at BPPR mainly due to lower originations of credit cards and residential mortgages.

These increases were partially offset by:

  A decrease of approximately $90.8 million in the FDIC Loss Share Asset mainly due to collections from the FDIC of $88.6 million.

Total liabilities increased by $240.3 million from the fourth quarter of 2015, driven by:

  An increase of $316.9 million in deposits mainly at BPPR by $189.1 million largely due to increases in government deposit accounts and at BPNA by $127.8 million mainly from money market accounts and time deposits growth. Refer to Table G for additional information on deposits.

This increase was partially offset by:

  A decrease of $79.0 million in notes payable mainly due to maturities of advances from the Federal Home Loan Bank (“FHLB”).

Stockholders’ equity increased by approximately $145.0 million from the fourth quarter of 2015, mainly as a result of net income for the quarter of $85.0 million, a favorable variance of $73.4 million in unrealized gains on securities available-for-sale, partially offset by payments of dividends of $15.5 million on common stock of $0.15 per share and $0.9 million in dividends on preferred stock.

Common equity tier-1 ratio ("CET1") and tangible book value per share were 15.79% and $43.55, respectively, at March 31, 2016 compared to 16.21% and $42.18 at December 31, 2015. The major drivers of the decrease of 42 basis points in the CET1 ratio were the anticipated phase-in provisions of Basel III, including the complete phase out of the trust preferred securities from Tier 1 capital and additional exclusion of DTA balances from CET1, that were effective on January 1, 2016. Refer to Table A for capital ratios.

Forward-Looking Statements

The information contained in this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause the Corporation's actual results to differ materially from any future results expressed or implied by such forward-looking statements. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings with the SEC for a discussion of those factors that could impact our future results. Other than to the extent required by applicable law, the Corporation undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida under the name of Popular Community Bank.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular will hold a conference call to discuss the financial results today Monday, April 25, 2016 at 11:00 a.m. Eastern Daylight Time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Wednesday, May 25, 2016. The replay dial in is 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10083310.

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Intentionally Left Blank (Consolidated Average Balances and Yield / Rate Analysis - YTD)

Table F - Mortgage Banking Activities & Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Covered Loans

POPULAR, INC.
Financial Supplement to First Quarter 2016 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended
	31-Mar-16	31-Dec-15	31-Mar-15
Basic EPS from continuing operations	$0.81	$1.32	$0.71
Basic EPS from discontinued operations	$-	$-	$0.01
Total Basic EPS	$0.81	$1.32	$0.72
Diluted EPS from continuing operations	$0.81	$1.32	$0.71
Diluted EPS from discontinued operations	$-	$-	$0.01
Total Diluted EPS	$0.81	$1.32	$0.72
Average common shares outstanding	103,188,815	103,098,249	102,939,928
Average common shares outstanding - assuming dilution	103,269,813	103,259,503	103,136,309
Common shares outstanding at end of period	103,670,005	103,618,976	103,486,927

Market value per common share	$28.61	$28.34	$34.39

Market capitalization - (In millions)	$2,966	$2,937	$3,559

Return on average assets	0.95%	1.53%	0.90%
	.	.
Return on average common equity	6.58%	10.77%	7.02%

Net interest margin [1]	4.43%	4.39%	4.57%

Common equity per share	$50.16	$48.79	$41.81

Tangible common book value per common share (non-GAAP)	$43.55	$42.18	$36.33

Tangible common equity to tangible assets (non-GAAP)	12.73%	12.46%	10.73%

Tier 1 capital	15.79%	16.21%	16.11%

Total capital	18.78%	18.78%	18.71%

Tier 1 leverage	11.46%	11.82%	11.80%

Common Equity Tier 1 capital	15.79%	16.21%	15.74%

[1] Not on a taxable equivalent basis. For the quarter ended December 31, 2015 excludes the impact of $1.9 million of Doral fair value remeasurement adjustment. U.S. GAAP net interest margin was 4.42% for the quarter ended December 31, 2015. Refer to Table D for reconciliation.

POPULAR, INC.
Financial Supplement to First Quarter 2016 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance
(In thousands, except per share information)	31-Mar-16	31-Dec-15	Q1 2016 vs. Q4 2015	31-Mar-15	Q1 2016 vs. Q1 2015
Interest income:
Loans	$363,197	$364,484	$(1,287)	$355,631	$7,566
Money market investments	2,863	1,949	914	1,446	1,417
Investment securities	36,271	32,795	3,476	30,301	5,970
Trading account securities	1,689	2,129	(440)	2,696	(1,007)
Total interest income	404,020	401,357	2,663	390,074	13,946
Interest expense:
Deposits	29,874	27,054	2,820	25,864	4,010
Short-term borrowings	1,861	1,693	168	1,734	127
Long-term debt	19,873	20,110	(237)	19,281	592
Total interest expense	51,608	48,857	2,751	46,879	4,729
Net interest income	352,412	352,500	(88)	343,195	9,217
Provision for loan losses - non-covered loans	47,940	57,711	(9,771)	29,711	18,229
Provision (reversal) for loan losses - covered loans	(3,105)	820	(3,925)	10,324	(13,429)
Net interest income after provision for loan losses	307,577	293,969	13,608	303,160	4,417
Service charges on deposit accounts	39,862	39,993	(131)	39,017	845
Other service fees	53,382	66,928	(13,546)	53,626	(244)
Mortgage banking activities	10,551	23,430	(12,879)	12,852	(2,301)
Trading account (loss) profit	(162)	(1,631)	1,469	414	(576)
Net loss on sale of loans, including valuation adjustments on loans held-for-sale	(304)	(60)	(244)	(79)	(225)
Adjustments (expense) to indemnity reserves on loans sold	(4,098)	(8,647)	4,549	(4,526)	428
FDIC loss-share (expense) income	(3,146)	(4,359)	1,213	4,139	(7,285)
Other operating income	15,545	16,784	(1,239)	9,792	5,753
Total non-interest income	111,630	132,438	(20,808)	115,235	(3,605)
Operating expenses:
Personnel costs
Salaries	77,298	77,578	(280)	72,394	4,904
Commissions, incentives and other bonuses	20,769	18,015	2,754	18,458	2,311
Pension, postretirement and medical insurance	13,111	10,393	2,718	12,013	1,098
Other personnel costs, including payroll taxes	15,913	13,235	2,678	13,593	2,320
Total personnel costs	127,091	119,221	7,870	116,458	10,633
Net occupancy expenses	20,430	20,616	(186)	21,709	(1,279)
Equipment expenses	14,548	16,035	(1,487)	13,411	1,137
Other taxes	10,195	10,159	36	8,574	1,621
Professional fees	75,459	77,854	(2,395)	75,528	(69)
Communications	6,320	6,759	(439)	6,176	144
Business promotion	11,110	15,162	(4,052)	10,813	297
FDIC deposit insurance	7,370	5,386	1,984	6,398	972
Other real estate owned (OREO) expenses	9,141	9,997	(856)	23,069	(13,928)
Credit and debit card processing, volume, interchange and other expenses	5,722	5,822	(100)	4,821	901
Other operating expenses	11,443	15,271	(3,828)	12,528	(1,085)
Amortization of intangibles	3,114	2,522	592	2,104	1,010
Restructuring costs	-	1,004	(1,004)	10,753	(10,753)
Total operating expenses	301,943	305,808	(3,865)	312,342	(10,399)
Income from continuing operations before income tax	117,264	120,599	(3,335)	106,053	11,211
Income tax expense (benefit)	32,265	(16,827)	49,092	32,568	(303)
Income from continuing operations	84,999	137,426	(52,427)	73,485	11,514
Income from discontinued operations, net of tax	-	-	-	1,341	(1,341)
Net income	$84,999	$137,426	$(52,427)	$74,826	$10,173
Net income applicable to common stock	$84,068	$136,495	$(52,427)	$73,896	$10,172
Net income per common share - basic:
Net income from continuing operations	$0.81	$1.32	$(0.51)	$0.71	$0.10
Net income from discontinued operations	-	-	-	0.01	(0.01)
Net income per common share - basic	$0.81	$1.32	$(0.51)	$0.72	$0.09
Net income per common share - diluted:
Net income from continuing operations	$0.81	$1.32	$(0.51)	$0.71	$0.10
Net income from discontinued operations	-	-	-	0.01	(0.01)
Net income per common share - diluted	$0.81	$1.32	$(0.51)	$0.72	$0.09
Dividends Declared per Common Share	$0.15	$0.15	$-	$-	$0.15

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q1 2016 vs.
(In thousands)	31-Mar-16	31-Dec-15	31-Mar-15	Q4 2015
Assets:
Cash and due from banks	$409,623	$363,674	$495,776	$45,949
Money market investments	1,917,460	2,180,092	2,307,215	(262,632)
Trading account securities, at fair value	71,284	71,659	134,294	(375)
Investment securities available-for-sale, at fair value	6,649,830	6,062,992	5,548,703	586,838
Investment securities held-to-maturity, at amortized cost	99,216	100,903	101,595	(1,687)
Other investment securities, at lower of cost or realizable value	164,024	172,248	163,038	(8,224)
Loans held-for-sale, at lower of cost or fair value	125,315	137,000	160,602	(11,685)
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	22,618,488	22,453,813	21,110,147	164,675
Loans covered under loss-sharing agreements with the FDIC	625,130	646,115	2,456,552	(20,985)
Less: Unearned income	110,751	107,698	97,217	3,053
Allowance for loan losses	538,472	537,111	588,697	1,361
Total loans held-in-portfolio, net	22,594,395	22,455,119	22,880,785	139,276
FDIC loss-share asset	219,448	310,221	409,844	(90,773)
Premises and equipment, net	527,493	502,611	492,291	24,882
Other real estate not covered under loss-sharing agreements with the FDIC	165,960	155,231	128,170	10,729
Other real estate covered under loss-sharing agreements with the FDIC	36,397	36,685	113,557	(288)
Accrued income receivable	120,308	124,234	129,639	(3,926)
Mortgage servicing assets, at fair value	205,051	211,405	149,024	(6,354)
Other assets	2,156,030	2,193,162	1,834,031	(37,132)
Goodwill	631,095	626,388	507,820	4,707
Other intangible assets	54,080	58,109	59,063	(4,029)
Total assets	$36,147,009	$35,761,733	$35,615,447	$385,276
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$6,384,093	$6,401,515	$6,285,202	$(17,422)
Interest bearing	21,142,500	20,808,208	20,988,487	334,292
Total deposits	27,526,593	27,209,723	27,273,689	316,870
Federal funds purchased and assets sold under agreements to repurchase	760,154	762,145	1,132,643	(1,991)
Other short-term borrowings	6,370	1,200	1,200	5,170
Notes payable	1,583,468	1,662,508	1,747,920	(79,040)
Other liabilities	1,018,309	1,019,018	1,080,945	(709)
Liabilities from discontinued operations	1,815	1,815	1,930	-
Total liabilities	30,896,709	30,656,409	31,238,327	240,300
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,039	1,038	1,037	1
Surplus	4,231,233	4,229,156	4,197,932	2,077
Retained earnings	1,156,476	1,087,957	327,613	68,519
Treasury stock	(6,858)	(6,101)	(5,222)	(757)
Accumulated other comprehensive loss	(181,750)	(256,886)	(194,400)	75,136
Total stockholders’ equity	5,250,300	5,105,324	4,377,120	144,976
Total liabilities and stockholders’ equity	$36,147,009	$35,761,733	$35,615,447	$385,276

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	31-Mar-16			31-Dec-15			31-Mar-15			Q1 2016 vs. Q4 2015			Q1 2016 vs. Q1 2015
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income/ Expense	Yield/ Rate	Average balance	Income/ Expense	Yield/ Rate	Average balance	Income/ Expense	Yield/ Rate	Average balance	Income/ Expense	Yield/ Rate	Average balance	Income/ Expense	Yield/ Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$8,951	$40.8	1.83%	$8,602	$36.9	1.71%	$7,767	$34.4	1.78%	$349	$3.9	0.12%	$1,184	$6.4	0.05%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	8,957	110.6	4.97	8,936	107.4	4.77	8,383	100.9	4.88	21	3.2	0.20	574	9.7	0.09
Construction	704	9.3	5.30	662	9.8	5.88	435	6.1	5.67	42	(0.5)	(0.58)	269	3.2	(0.37)
Mortgage	6,830	89.7	5.25	6,947	90.6	5.22	6,733	85.9	5.10	(117)	(0.9)	0.03	97	3.8	0.15
Consumer	3,807	98.0	10.35	3,819	97.6	10.13	3,845	95.4	10.07	(12)	0.4	0.22	(38)	2.6	0.28
Lease financing	630	10.7	6.78	611	10.6	6.97	569	10.0	7.01	19	0.1	(0.19)	61	0.7	(0.23)
Total loans (excluding WB loans)	20,928	318.3	6.11	20,975	316.0	5.99	19,965	298.3	6.03	(47)	2.3	0.12	963	20.0	0.08
WB loans	2,058	44.9	8.76	2,156	47.9	8.82	2,540	57.4	9.14	(98)	(3.0)	(0.06)	(482)	(12.5)	(0.38)
Total loans	22,986	363.2	6.34	23,131	363.9	6.26	22,505	355.7	6.38	(145)	(0.7)	0.08	481	7.5	(0.04)
Total interest earning assets	31,937	$404.0	5.08%	31,733	$400.8	5.02%	30,272	$390.1	5.20%	204	$3.2	0.06%	1,665	$13.9	(0.12)%
Allowance for loan losses	(536)			(573)			(609)			37			73
Other non-interest earning assets	4,491			4,416			4,143			75			348
Total average assets	$35,892			$35,576			$33,806			$316			$2,086

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,712	$5.6	0.39%	$5,547	$5.1	0.36%	$4,983	$4.2	0.34%	$165	$0.5	0.03%	$729	$1.4	0.05%
Savings	7,275	4.3	0.23	7,119	4.1	0.23	6,892	3.9	0.23	156	0.2	-	383	0.4	-
Time deposits	8,058	20.0	1.00	8,192	19.2	0.93	7,747	17.8	0.93	(134)	0.8	0.07	311	2.2	0.07
Total interest bearing deposits	21,045	29.9	0.57	20,858	28.4	0.54	19,622	25.9	0.53	187	1.5	0.03	1,423	4.0	0.04
Borrowings	2,441	21.7	3.58	2,439	21.8	3.57	2,877	21.0	2.93	2	(0.1)	0.01	(436)	0.7	0.65
Total interest bearing liabilities	23,486	51.6	0.88	23,297	50.2	0.86	22,499	46.9	0.84	189	1.4	0.02	987	4.7	0.04
Net interest spread			4.20%			4.16%			4.36%			0.04%			(0.16)%
Non-interest bearing deposits	6,293			6,246			5,963			47			330
Other liabilities	920			953			1,021			(33)			(101)
Liabilities from discontinued operations	2			2			3			-			(1)
Stockholders' equity	5,191			5,078			4,320			113			871
Total average liabilities and stockholders' equity	$35,892			$35,576			$33,806			$316			$2,086

Adjusted net interest income / margin non-taxable equivalent basis		$352.4	4.43%		$350.6	4.39%		$343.2	4.57%		$1.8	0.04%		$9.2	(0.14)%
Doral fair value remeasurement adjustment		-			1.9			-			(1.9)			-
Net interest income / margin non-taxable equivalent basis		$352.4	4.43%		$352.5	4.42%		$343.2	4.57%		($0.1)	0.01%		$9.2	(0.14)%

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

[THIS PAGE INTENTIONALLY LEFT BLANK]

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q1 2016 vs.	Q1 2016 vs.
(In thousands)	31-Mar-16	31-Dec-15	31-Mar-15	Q4 2015	Q1 2015
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$14,802	$15,504	$12,248	$(702)	$2,554
Mortgage servicing rights fair value adjustments	(8,477)	(2,096)	(4,929)	(6,381)	(3,548)
Total mortgage servicing fees, net of fair value adjustments	6,325	13,408	7,319	(7,083)	(994)
Net gain on sale of loans, including valuation on loans held-for-sale	7,110	10,337	7,280	(3,227)	(170)
Trading account loss:
Unrealized (losses) gains on outstanding derivative positions	(80)	27	17	(107)	(97)
Realized losses on closed derivative positions	(2,804)	(342)	(1,764)	(2,462)	(1,040)
Total trading account loss	(2,884)	(315)	(1,747)	(2,569)	(1,137)
Total mortgage banking activities	$10,551	$23,430	$12,852	$(12,879)	$(2,301)

Other Service Fees				Variance
	Quarters ended			Q1 2016 vs.	Q1 2016 vs.
(In thousands)	31-Mar-16	31-Dec-15	31-Mar-15	Q4 2015	Q1 2015
Other service fees:
Debit card fees	$11,287	$11,768	$11,125	$(481)	$162
Insurance fees	12,850	23,813	12,041	(10,963)	809
Credit card fees	16,858	17,528	16,149	(670)	709
Sale and administration of investment products	4,839	5,578	5,930	(739)	(1,091)
Trust fees	4,235	4,947	4,602	(712)	(367)
Other fees	3,313	3,294	3,779	19	(466)
Total other service fees	$53,382	$66,928	$53,626	$(13,546)	$(244)

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	31-Mar-16	31-Dec-15	31-Mar-15	Q1 2016 vs. Q4 2015	Q1 2016 vs. Q1 2015
Loans not covered under FDIC loss-sharing agreements:
Commercial	$10,228,389	$10,099,163	$8,653,561	$129,226	$1,574,828
Construction	734,858	681,106	690,728	53,752	44,130
Legacy [1]	61,044	64,436	77,675	(3,392)	(16,631)
Lease financing	643,142	627,650	581,119	15,492	62,023
Mortgage	6,979,201	7,036,081	7,189,227	(56,880)	(210,026)
Consumer	3,861,103	3,837,679	3,820,620	23,424	40,483
Total non-covered loans held-in-portfolio	$22,507,737	$22,346,115	$21,012,930	$161,622	$1,494,807
Loans covered under FDIC loss-sharing agreements	625,130	646,115	2,456,552	(20,985)	(1,831,422)
Total loans held-in-portfolio	$23,132,867	$22,992,230	$23,469,482	$140,637	$(336,615)
Loans held-for-sale:
Commercial	$42,771	$45,074	$8,240	$(2,303)	$34,531
Construction	2	95	-	(93)	2
Mortgage	82,542	91,831	152,362	(9,289)	(69,820)
Total loans held-for-sale	$125,315	$137,000	$160,602	$(11,685)	$(35,287)
Total loans	$23,258,182	$23,129,230	$23,630,084	$128,952	$(371,902)

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

Deposits - Ending Balances
				Variance
(In thousands)	31-Mar-16	31-Dec-15	31-Mar-15	Q1 2016 vs. Q4 2015	Q1 2016 vs.Q1 2015
Demand deposits [1]	$7,324,982	$7,221,238	$7,163,635	$103,744	$161,347
Savings, NOW and money market deposits (non-brokered)	11,940,103	11,440,693	10,932,870	499,410	1,007,233
Savings, NOW and money market deposits (brokered)	383,745	382,424	409,113	1,321	(25,368)
Time deposits (non-brokered)	7,348,132	7,274,157	7,243,414	73,975	104,718
Time deposits (brokered CDs)	529,631	891,211	1,524,657	(361,580)	(995,026)
Total deposits	$27,526,593	$27,209,723	$27,273,689	$316,870	$252,904
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
		As a % of		As a % of		As a % of
		loans		loans		loans
		HIP by		HIP by		HIP by	Q1 2016 vs.	Q1 2016 vs.
(Dollars in thousands)	31-Mar-16	category	31-Dec-15	category	31-Mar-15	category	Q4 2015	Q1 2015
Non-accrual loans:
Commercial	$197,631	1.9%	$181,816	1.8%	$274,438	3.2%	$15,815	$(76,807)
Construction	3,941	0.5	3,550	0.5	13,214	1.9	391	(9,273)
Legacy [1]	4,046	6.6	3,649	5.7	2,288	2.9	397	1,758
Lease financing	3,419	0.5	3,009	0.5	2,506	0.4	410	913
Mortgage	334,907	4.8	351,471	5.0	328,615	4.6	(16,564)	6,292
Consumer	55,582	1.4	58,304	1.5	43,892	1.1	(2,722)	11,690
Total non-performing loans held-
in-portfolio, excluding covered
loans	599,526	2.7%	601,799	2.7%	664,953	3.2%	(2,273)	(65,427)
Non-performing loans
held-for-sale [2]	42,743		45,169		8,404		(2,426)	34,339
Other real estate owned
(“OREO”), excluding covered
OREO	165,960		155,231		128,170		10,729	37,790
Total non-performing assets,
excluding covered assets	808,229		802,199		801,527		6,030	6,702
Covered loans and OREO	39,916		40,571		133,211		(655)	(93,295)
Total non-performing assets	$848,145		$842,770		$934,738		$5,375	$(86,593)
Accruing loans past due 90 days or
more [3]	$426,437		$446,725		$451,035		$(20,288)	$(24,598)
Ratios excluding covered loans:
Non-performing loans held-in-
portfolio to loans held-in-
portfolio	2.66%		2.69%		3.16%
Allowance for loan losses to
loans held-in-portfolio	2.26		2.25		2.46
Allowance for loan losses to
non-performing loans,
excluding loans held-for-sale	84.80		83.57		77.63
Ratios including covered loans:
Non-performing assets to total
assets	2.35%		2.36%		2.62%
Non-performing loans held-in-
portfolio to loans held-in-
portfolio	2.61		2.63		2.92
Allowance for loan losses to
loans held-in-portfolio	2.33		2.34		2.51
Allowance for loan losses to
non-performing loans, excluding
loans held-for-sale	89.29		88.68		85.99

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Non-performing loans held-for-sale as of March 31, 2016 consisted of $42.7 million in commercial loans and $2 thousand in construction loans (December 31, 2015 - $45 million in commercial loans and $95 thousand in construction loans; March 31, 2015 - $225 thousand in mortgage loans and $8.2 million in commercial loans.)

[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These balances include $161 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of March 31, 2016 (December 31, 2015 - $164 million; March 31, 2015 - $134 million). Furthermore, the Corporation has approximately $68 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (December 31, 2015 - $70 million; March 31, 2015 - $69 million).

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-16			31-Dec-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$177,902	$3,914	$181,816	$235,895	$3,502	$239,397
Plus:
New non-performing loans	21,657	15,064	36,721	17,771	3,339	21,110
Advances on existing non-performing loans	-	1	1	-	-	-
Less:
Non-performing loans transferred to OREO	(1,103)	-	(1,103)	(852)	-	(852)
Non-performing loans charged-off	(4,949)	(381)	(5,330)	(44,423)	(232)	(44,655)
Loans returned to accrual status / loan collections	(10,868)	(3,606)	(14,474)	(9,144)	(2,222)	(11,366)
Loans transferred to held-for-sale	-	-	-	-	(473)	(473)
Non-performing loans sold	-	-	-	(21,345)	-	(21,345)
Ending balance NPLs	$182,639	$14,992	$197,631	$177,902	$3,914	$181,816

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-16			31-Dec-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$3,550	$-	$3,550	$3,605	$-	$3,605
Plus:
New non-performing loans	207	671	878	30	1,106	1,136
Less:
Non-performing loans transferred to OREO	(304)	-	(304)	-	-	-
Non-performing loans charged-off	(110)	-	(110)	(47)	-	(47)
Loans returned to accrual status / loan collections	(73)	-	(73)	(38)	(1,106)	(1,144)
Ending balance NPLs	$3,270	$671	$3,941	$3,550	$-	$3,550

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-16			31-Dec-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$337,933	$13,538	$351,471	$331,022	$12,388	$343,410
Plus:
New non-performing loans	78,679	6,920	85,599	85,208	7,208	92,416
Less:
Non-performing loans transferred to OREO	(9,226)	-	(9,226)	(8,860)	(452)	(9,312)
Non-performing loans charged-off	(10,889)	(276)	(11,165)	(9,142)	(300)	(9,442)
Loans returned to accrual status / loan collections	(73,659)	(8,113)	(81,772)	(60,295)	(5,306)	(65,601)
Ending balance NPLs	$322,838	$12,069	$334,907	$337,933	$13,538	$351,471

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-16			31-Dec-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$3,649	$3,649	$-	$4,059	$4,059
Plus:
New non-performing loans	-	604	604	-	247	247
Advances on existing non-performing loans	-	2	2	-	9	9
Less:
Non-performing loans charged-off	-	-	-	-	(151)	(151)
Loans returned to accrual status / loan collections	-	(209)	(209)	-	(515)	(515)
Ending balance NPLs	$-	$4,046	$4,046	$-	$3,649	$3,649

Total non-performing loans held-in-portfolio (excluding consumer and covered loans):
	Quarter ended			Quarter ended
	31-Mar-16			31-Dec-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$519,385	$21,101	$540,486	$570,522	$19,949	$590,471
Plus:
New non-performing loans	100,543	23,259	123,802	103,009	11,900	114,909
Advances on existing non-performing loans	-	3	3	-	9	9
Less:
Non-performing loans transferred to OREO	(10,633)	-	(10,633)	(9,712)	(452)	(10,164)
Non-performing loans charged-off	(15,948)	(657)	(16,605)	(53,612)	(683)	(54,295)
Loans returned to accrual status / loan collections	(84,600)	(11,928)	(96,528)	(69,477)	(9,149)	(78,626)
Loans transferred to held-for-sale	-	-	-	-	(473)	(473)
Non-performing loans sold	-	-	-	(21,345)	-	(21,345)
Ending balance NPLs	$508,747	$31,778	$540,525	$519,385	$21,101	$540,486

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	31-Mar-16					31-Dec-15					31-Mar-15
(Dollars in thousands)	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$502,935		$34,176	$537,111		$536,005		$34,509	$570,514		$519,719		$82,073	$601,792
Provision (reversal of
provision) for loan losses	47,940		(3,105)	44,835		57,711		820	58,531		29,711		10,324	40,035
	550,875		31,071	581,946		593,716		35,329	629,045		549,430		92,397	641,827
Net loans charged-off (recovered):
BPPR
Commercial	2,704		-	2,704		42,857		-	42,857		4,802		11,599	16,401
Construction	311		-	311		2,966		-	2,966		(2,925)		5,771	2,846
Lease financing	1,638		-	1,638		667		-	667		769		-	769
Mortgage	14,696		996	15,692		14,255		1,168	15,423		10,473		3,281	13,754
Consumer	21,298		30	21,328		21,266		(15)	21,251		23,653		(727)	22,926
Total BPPR	40,647		1,026	41,673		82,011		1,153	83,164		36,772		19,924	56,696

BPNA
Commercial	205		-	205		(525)		-	(525)		(479)		-	(479)
Legacy [1]	(247)		-	(247)		(359)		-	(359)		(1,828)		-	(1,828)
Mortgage	230		-	230		162		-	162		154		-	154
Consumer	1,613		-	1,613		1,581		-	1,581		1,267		-	1,267
Total BPNA	1,801		-	1,801		859		-	859		(886)		-	(886)
Total loans charged-off - Popular, Inc.	42,448		1,026	43,474		82,870		1,153	84,023		35,886		19,924	55,810
Net (write-downs) recoveries [2]	-		-	-		(7,911)		-	(7,911)		2,680		-	2,680
Balance at end of period	$508,427		$30,045	$538,472		$502,935		$34,176	$537,111		$516,224		$72,473	$588,697

POPULAR, INC.
Annualized net charge-offs
to average loans held-in-
portfolio	0.76%			0.76%		1.48%			1.46%		0.72%			1.00%
Provision for loan losses
to net charge-offs [3]	1.13	x		1.03	x	0.70	x		0.70	x	0.83	x		0.72	x

BPPR
Annualized net charge-offs
to average loans held-in-
portfolio	0.93%			0.92%		1.86%			1.82%		0.92%			1.22%
Provision for loan losses
to net charge-offs [3]	1.08	x		0.98	x	0.68	x		0.68	x	0.87	x		0.74	x

BPNA
Annualized net charge-offs
(recoveries) to average
loans held-in-portfolio				0.15%					0.07%					(0.09)%
Provision for loan losses
to net charge-offs				2.26					2.42					N.M.

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Net write-downs are related to loans sold or reclassified to held-for-sale.

[3] Excluding provision for loan losses and net write-down related to loans sold or reclassified to held-for-sale.

N.M. - Not meaningful.

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

31-Mar-16
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$55,098	$172	$-	$43,252	$608	$24,907	$124,037
Impaired loans	[1]	$338,980	$2,020	$-	$479,092	$2,391	$112,167	$934,650
Specific ALLL to impaired loans	[1]	16.25%	8.51%	-%	9.03%	25.43%	22.21%	13.27%
General ALLL		$152,079	$8,804	$2,484	$86,347	$10,427	$124,249	$384,390
Loans held-in-portfolio, excluding impaired loans	[1]	$9,889,409	$732,838	$61,044	$6,500,109	$640,751	$3,748,936	$21,573,087
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.54%	1.20%	4.07%	1.33%	1.63%	3.31%	1.78%
Total ALLL		$207,177	$8,976	$2,484	$129,599	$11,035	$149,156	$508,427
Total non-covered loans held-in-portfolio	[1]	$10,228,389	$734,858	$61,044	$6,979,201	$643,142	$3,861,103	$22,507,737
ALLL to loans held-in-portfolio	[1]	2.03%	1.22%	4.07%	1.86%	1.72%	3.86%	2.26%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of March 31, 2016 the general allowance on the covered loans amounted to $30.0 million.

[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

31-Dec-15
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$49,243	$264	$-	$44,029	$573	$23,963	$118,072
Impaired loans	[1]	$337,133	$2,481	$-	$471,932	$2,404	$111,836	$925,786
Specific ALLL to impaired loans	[1]	14.61%	10.64%	-%	9.33%	23.84%	21.43%	12.75%
General ALLL		$147,590	$8,605	$2,687	$89,283	$10,420	$126,278	$384,863
Loans held-in-portfolio, excluding impaired loans	[1]	$9,762,030	$678,625	$64,436	$6,564,149	$625,246	$3,725,843	$21,420,329
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.51%	1.27%	4.17%	1.36%	1.67%	3.39%	1.80%
Total ALLL		$196,833	$8,869	$2,687	$133,312	$10,993	$150,241	$502,935
Total non-covered loans held-in-portfolio	[1]	$10,099,163	$681,106	$64,436	$7,036,081	$627,650	$3,837,679	$22,346,115
ALLL to loans held-in-portfolio	[1]	1.95%	1.30%	4.17%	1.89%	1.75%	3.91%	2.25%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of December 31, 2015 the general allowance on the covered loans amounted to $34.2 million.

[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

Variance
(Dollars in thousands)		Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL		$5,855	$(92)	$-	$(777)	$35	$944	$5,965
Impaired loans		$1,847	$(461)	$-	$7,160	$(13)	$331	$8,864
General ALLL		$4,489	$199	$(203)	$(2,936)	$7	$(2,029)	$(473)
Loans held-in-portfolio, excluding impaired loans		$127,379	$54,213	$(3,392)	$(64,040)	$15,505	$23,093	$152,758
Total ALLL		$10,344	$107	$(203)	$(3,713)	$42	$(1,085)	$5,492
Total non-covered loans held-in-portfolio		$129,226	$53,752	$(3,392)	$(56,880)	$15,492	$23,424	$161,622

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

31-Mar-16
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$55,098	$172	$41,660	$608	$24,326	$121,864
General ALLL non-covered loans	142,492	4,065	82,840	10,427	111,459	351,283
ALLL - non-covered loans	197,590	4,237	124,500	11,035	135,785	473,147
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	29,822	-	223	30,045
ALLL - covered loans	-	-	29,822	-	223	30,045
Total ALLL	$197,590	$4,237	$154,322	$11,035	$136,008	$503,192
Loans held-in-portfolio:
Impaired non-covered loans	$338,980	$2,020	$471,183	$2,391	$109,920	$924,494
Non-covered loans held-in-portfolio, excluding impaired loans	7,029,311	103,124	5,628,576	640,751	3,199,171	16,600,933
Non-covered loans held-in-portfolio	7,368,291	105,144	6,099,759	643,142	3,309,091	17,525,427
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	606,711	-	18,419	625,130
Covered loans held-in-portfolio	-	-	606,711	-	18,419	625,130
Total loans held-in-portfolio	$7,368,291	$105,144	$6,706,470	$643,142	$3,327,510	$18,150,557

31-Dec-15
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$49,243	$264	$42,965	$573	$23,478	$116,523
General ALLL non-covered loans	137,682	4,693	85,362	10,420	115,243	353,400
ALLL - non-covered loans	186,925	4,957	128,327	10,993	138,721	469,923
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	33,967	-	209	34,176
ALLL - covered loans	-	-	33,967	-	209	34,176
Total ALLL	$186,925	$4,957	$162,294	$10,993	$138,930	$504,099
Loans held-in-portfolio:
Impaired non-covered loans	$337,133	$2,481	$465,117	$2,404	$109,660	$916,795
Non-covered loans held-in-portfolio, excluding impaired loans	7,031,086	98,467	5,662,374	625,246	3,236,642	16,653,815
Non-covered loans held-in-portfolio	7,368,219	100,948	6,127,491	627,650	3,346,302	17,570,610
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	627,102	-	19,013	646,115
Covered loans held-in-portfolio	-	-	627,102	-	19,013	646,115
Total loans held-in-portfolio	$7,368,219	$100,948	$6,754,593	$627,650	$3,365,315	$18,216,725

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$5,855	$(92)	$(1,305)	$35	$848	$5,341
General ALLL non-covered loans	4,810	(628)	(2,522)	7	(3,784)	(2,117)
ALLL - non-covered loans	10,665	(720)	(3,827)	42	(2,936)	3,224
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	(4,145)	-	14	(4,131)
ALLL - covered loans	-	-	(4,145)	-	14	(4,131)
Total ALLL	$10,665	$(720)	$(7,972)	$42	$(2,922)	$(907)
Loans held-in-portfolio:
Impaired non-covered loans	$1,847	$(461)	$6,066	$(13)	$260	$7,699
Non-covered loans held-in-portfolio, excluding impaired loans	(1,775)	4,657	(33,798)	15,505	(37,471)	(52,882)
Non-covered loans held-in-portfolio	72	4,196	(27,732)	15,492	(37,211)	(45,183)
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	(20,391)	-	(594)	(20,985)
Covered loans held-in-portfolio	-	-	(20,391)	-	(594)	(20,985)
Total loans held-in-portfolio	$72	$4,196	$(48,123)	$15,492	$(37,805)	$(66,168)

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

31-Mar-16
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$1,592	$581	$2,173
General ALLL	9,587	4,739	2,484	3,507	12,790	33,107
Total ALLL	$9,587	$4,739	$2,484	$5,099	$13,371	$35,280
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$7,909	$2,247	$10,156
Loans held-in-portfolio, excluding impaired loans	2,860,098	629,714	61,044	871,533	549,765	4,972,154
Total loans held-in-portfolio	$2,860,098	$629,714	$61,044	$879,442	$552,012	$4,982,310

31-Dec-15
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$1,064	$485	$1,549
General ALLL	9,908	3,912	2,687	3,921	11,035	31,463
Total ALLL	$9,908	$3,912	$2,687	$4,985	$11,520	$33,012
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$6,815	$2,176	$8,991
Loans held-in-portfolio, excluding impaired loans	2,730,944	580,158	64,436	901,775	489,201	4,766,514
Total loans held-in-portfolio	$2,730,944	$580,158	$64,436	$908,590	$491,377	$4,775,505

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$528	$96	$624
General ALLL	(321)	827	(203)	(414)	1,755	1,644
Total ALLL	$(321)	$827	$(203)	$114	$1,851	$2,268
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$1,094	$71	$1,165
Loans held-in-portfolio, excluding impaired loans	129,154	49,556	(3,392)	(30,242)	60,564	205,640
Total loans held-in-portfolio	$129,154	$49,556	$(3,392)	$(29,148)	$60,635	$206,805

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	31-Mar-16	31-Dec-15	31-Mar-15
Total stockholders’ equity	$5,250,300	$5,105,324	$4,377,120
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(631,095)	(626,388)	(507,820)
Less: Other intangibles	(54,080)	(58,109)	(59,063)
Total tangible common equity	$4,514,965	$4,370,667	$3,760,077
Total assets	$36,147,009	$35,761,733	$35,615,447
Less: Goodwill	(631,095)	(626,388)	(507,820)
Less: Other intangibles	(54,080)	(58,109)	(59,063)
Total tangible assets	$35,461,834	$35,077,236	$35,048,564
Tangible common equity to tangible assets	12.73%	12.46%	10.73%
Common shares outstanding at end of period	103,670,005	103,618,976	103,486,927
Tangible book value per common share	$43.55	$42.18	$36.33

Popular, Inc.
Financial Supplement to First Quarter 2016 Earnings Release
Table O - Financial Information - Westernbank Loans
(Unaudited)

Revenues
	Quarters ended
(In thousands)	31-Mar-16	31-Dec-15	Variance
Interest income on WB loans	$44,904	$47,870	$(2,966)
FDIC loss-share expense:
Amortization of indemnification asset	(4,042)	(3,926)	(116)
80% mirror accounting on credit impairment losses (reversal) [1]	(2,093)	(52)	(2,041)
80% mirror accounting on reimbursable expenses	3,950	2,654	1,296
80% mirror accounting on recoveries on covered assets, including rental income on OREOs, subject to reimbursement to the FDIC	(645)	(6,014)	5,369
Change in true-up payment obligation	(443)	2,782	(3,225)
Other	127	197	(70)
Total FDIC loss-share expense	(3,146)	(4,359)	1,213
Total revenues	41,758	43,511	(1,753)
Provision (reversal) for loan losses- WB loans	(356)	7,817	(8,173)
Total revenues less provision (reversal) for loan losses	$42,114	$35,694	$6,420

[1] Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss-sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended [2]
(In thousands)	[1] 31-Mar-16	31-Dec-15	Variance
Professional fees	$3,316	$6,315	$(2,999)
OREO expenses	2,205	1,911	294
Other operating expenses	1,971	2,603	(632)
Total operating expenses	$7,492	$10,829	$(3,337)
[1] Includes expenses related to loans subject, and not subject, to the FDIC loss-sharing agreement.
[2] Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	31-Mar-16	31-Dec-15	Variance
Loans	$2,058	$2,156	$(98)
FDIC loss-share asset	233	303	(70)

Activity in the carrying amount and accretable yield of loans accounted for under ASC 310-30

	Quarters ended
	31-Mar-16		31-Dec-15
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,112,458	$1,974,501	$1,145,449	$2,076,012
Accretion	(43,533)	43,533	(46,582)	46,582
Changes in expected cash flows	59,883	-	13,591	-
Collections / charge-offs	-	(82,593)	-	(148,093)
Ending balance	1,128,808	1,935,441	1,112,458	1,974,501
Allowance for loan losses - ASC 310-30 loans	-	(62,967)	-	(63,563)
Ending balance, net of allowance for loan losses	$1,128,808	$1,872,474	$1,112,458	$1,910,938
The carrying amount of loans acquired from Westernbank and accounted for under ASC 310-30 which remain subject to the loss-sharing agreement with the FDIC amounted to approximately $615 million as of March 31, 2016 and $636 million as of December 31, 2015.

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		31-Mar-16		31-Dec-15
Balance at beginning of period		$310,221		$311,946
Amortization		(4,042)		(3,926)
Credit impairment losses (reversal) to be covered under loss-sharing agreements		(2,093)		(52)
Reimbursable expenses to be covered under loss-sharing agreements		3,950		2,654
Net payments from FDIC under loss-sharing agreements		(88,588)		(2,560)
Other adjustments attributable to FDIC loss-sharing agreements		-		2,159
Balance at end of period		$219,448		$310,221

Activity in the remaining FDIC loss-share asset amortization

		Quarters ended
(In thousands)		31-Mar-16		31-Dec-15
Balance at beginning of period		$26,100		$27,367
Amortization		(4,042)		(3,926)
Impact of lower projected losses		3,147		2,659
Balance at end of period		$25,205		$26,100

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
BScheiner@BPOP.com
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications